UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

______________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
____________________

Date of report (Date of earliest event reported): January 17, 2008

Applied DNA Sciences, Inc
(Exact Name of Registrant as Specified in Charter)

Nevada	002-90539	59-2262718
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

25 Health Sciences Drive, Suite 113
Stony Brook, New York 11790
(Address of Principal Executive Offices) (Zip Code)

631-444- 8090
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement
Item 2.03  Creation of a Direct Financial Obligation
Item 3.02  Unregistered Sales of Equity Securities

Closing on Fifth Tranche of Private Placement.  On January 17, 2008, we completed the fifth tranche of a private placement of units at a price of $100,000 per unit for sale to “accredited investors,” as defined in regulations promulgated under the Securities Act of 1933, as amended.  In this fifth tranche, we  sold four and a half units for aggregate gross proceeds of $450,000.  Each such unit consists of (i) a $100,000 Principal Amount 10% Secured Convertible Promissory Note and (ii) a warrant to purchase 200,000 shares of our common stock, $0.001 par value, exercisable for cash or on a cashless basis for a period of four years commencing on January 17, 2009, at a price of $0.50 per share.

The promissory notes and accrued but unpaid interest thereon shall automatically convert on January 17, 2009 at a conversion price of $0.073512803 per share, which is equal to a 30% discount to the average volume, weighted average price of our common stock for the ten trading days prior to issuance, and are convertible into shares of our common stock at the option of the holder at any time prior to such automatic conversion at a price equal to the greater of (i) 50% of the average price of our common stock for the ten trading days prior to the date of the notice of conversion and (ii) the automatic conversion price.  In addition, any time prior to conversion, we have the irrevocable right to repay the unpaid principal and accrued but unpaid interest under the notes on three days notice.  The promissory notes bear interest at the rate of 10% per annum and are due and payable in full on January 17, 2009.

Until the principal and accrued but unpaid interest under the promissory notes is paid in full, or converted into our common stock, the promissory notes will be secured by a security interest in all of our assets.  This security interest will be pari passu with the security interest granted to the holders of an aggregate principal amount of $3,300,000 of secured convertible promissory notes bearing interest at 10% per annum issued between April 2007 through end of December 2007.

The Warrants are exercisable for a four year period commencing on January 17, 2009, and expiring on January 16, 2013, at a price of $0.50 per share.  Each warrant may be redeemed at our option at a redemption price of $0.01 upon the earlier of (i) January 17, 2011, and (ii) the date our common stock has traded on The Over the Counter Bulletin Board at or above $1.00 per share for 20 consecutive trading days.

We claim an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), for the private placement of the units pursuant to Section 4(2) of the Securities Act because each of the units was made in a sale by the issuer not involving a public offering.

Arjent Limited, a registered broker dealer firm, (the “Placement Agent”), acted as our placement agent.  In connection with the sale of the sale of securities described above, we paid the Placement Agent commissions and discounts aggregating $77,500.

Item 9.01 Financial Statements and Exhibits

(d)            Exhibits.

Exhibit 10.1
Form of Subscription Agreement by and among Applied DNA Sciences, Inc. and the investors named on the signature pages thereto, previously filed as Exhibit 10.1 to our Current Report on Form 8-K on October 11, 2007 and incorporated herein by reference.

Exhibit 10.2	Form of 10% Secured Convertible Promissory Note of Applied DNA Sciences, Inc., previously filed as Exhibit 10.2 to our Current Report on Form 8-K on October 11, 2007 and incorporated herein by reference.

Exhibit 10.3	Form of Warrant Agreement of Applied DNA Sciences, Inc., previously filed as Exhibit 10.3 to our Current Report on Form 8-K on October 11, 2007 and incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Applied DNA Sciences, Inc.
(Registrant)

By: /s/ James A. Hayward
James A. Hayward
Chief Executive Officer

Date: January 24, 2008